Exhibit 5.1

Our ref:	AMCK/SMCK/1062033/0004

5 July 2023
G Medical Innovations Holdings Ltd. PO Box 10008, Willow House Cricket Square, Grand Cayman KY1-1104 Cayman Islands
Dear Sirs

G Medical Innovations Holdings Ltd. (the “Company”)

We have acted as Cayman Islands legal counsel to the Company in connection with the Company’s registration statement, as amended, on Form S-8 (the “Registration Statement”), provided to us as filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act 1933, as amended (the “Securities Act”) on or around 5 July 2023 in relation to the registration of 4,018,281 ordinary shares of par value US$0.0001 each in the capital of the Company (the “Ordinary Shares”) upon the granting of certain awards under the G Medical Innovations Holdings Ltd. 2016 Global Equity Incentive Plan (the “Global Plan”), G Medical Innovations Holdings Ltd. – Israel Sub-Plan (the “Israel Sub Plan”) and G Medical Innovations Holdings Ltd. – U.S. Sub-Plan (the “U.S. Sub Plan” and, together with the 2016 Plan and Israel Sub Plan, the “Plan”).

For the purposes of this Opinion, the term “Ordinary Shares” includes those ordinary shares issuable above.

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands. We express no opinion as to matters of fact or, unless expressly stated otherwise, the commercial terms of, or veracity of any representations or warranties given in or in connection with any of the documents set out in Section 2.

In giving this Opinion we have reviewed originals, copies, drafts, and certified copies of the documents set out in Section 2. This Opinion is given on the basis that the assumptions set out in Section 3 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Section 4.

Carey Olsen Singapore LLP (Registration No. T15LL1127K) is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A)

1.	Opinions

When the Ordinary Shares have been issued by the Company pursuant to the provisions of the Plan and any relevant agreement thereunder and duly recorded in the Company’s register of members and the subscription price of such Ordinary Shares (being not less than the par value of the Ordinary Shares) has been fully paid, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

2.	Documents Reviewed

The documents listed in this Section 2 are the only documents and/or records we have examined and relied upon and the only searches and enquiries we have carried out for the purposes of this Opinion.

(a)	The certificate of incorporation dated 21 August 2014 and the certificate of incorporation on change of name of the Company dated 28 December 2016, the amended and restated memorandum and articles of association (the “Memorandum and Articles”) as conditionally adopted on 16 February 2023, and the Register of Directors, in each case, of the Company.

(b)	The Registration Statement.

(c)	The Plan.

(d)	The signed written resolutions of the board of directors of the Company dated 26 December 2016 approving the Plan.

(e)	The signed minutes of a meeting of the board of directors of the Company dated 28 June 2023, and a signed confirmation certificate to us from the Company provided on 28 June 2023.

3.	Assumptions

We have assumed: (a) the Plan and any other relevant agreement thereunder (including an option agreement, and award agreement) (the “Plan Documents”) has been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands); (b) any Plan Document is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the Cayman Islands (the “Relevant Law”) and all other relevant laws; (c) the choice of the Relevant Law as the governing law of any Plan Document has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of any relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands); (d) the authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined; (e) that where we have been provided with a document in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft version of the document provided to us and, where a document has been reviewed by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen; (f) all signatures, initials and seals are genuine; (g) the Memorandum and Articles remain in full force and effect and are unamended; (h) the full power (including both capacity and authority), legal right and good standing of each of the parties (other than the Company as a matter of Cayman law) to execute, date, unconditionally deliver and perform their obligations under any Plan Document; (i) save for the Memorandum and Articles, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions contemplated by the Registration Statement; (j) that the issuance and sale of and payment for the Ordinary Shares, or exercise of awards, warrants or options in respect of the Ordinary Shares, will be in accordance with the Plan Documents and the Registration Statement; (l) that no party is aware of any improper purpose for the issue of the Ordinary Shares; (m) no law or regulation of any jurisdiction other than the Cayman Islands qualifies or affects this Opinion; (n) the Registration Statement will be duly filed with and declared effective by the Commission; and (o) that the Registration Statement (or any prospectus contained therein), when published/effective, will be in substantially the same form as that examined by us for purposes of this Opinion.

4.	Qualifications

This Opinion is subject to the following qualifications:

(a)	The register of members of a Cayman Islands company provides prima facie evidence of the legal ownership of registered shares in a company. No purported creation or transfer of legal title to Ordinary Shares is effective until the register of members is updated accordingly. However, an entry in the register of members may be subject to rectification (for example, in the case of fraud or manifest error).

(b)	Any issue of Ordinary Shares that takes place after the commencement of the winding up of the Company is void unless consented to by the liquidator (in the case of a voluntary winding up of the Company) or the courts of the Cayman Islands (in the case of a court-supervised winding up of the Company).

(c)	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the time frame prescribed by law.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the current law and practice in the Cayman Islands. By relying on the opinions set out in this Opinion the addressee(s) hereby irrevocably agree(s) that the courts of the Cayman Islands are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Opinion.

We are furnishing this Opinion as exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Carey Olsen Singapore LLP

Carey Olsen Singapore LLP